UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Manitowoc Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

SUPPLEMENT TO PROXY STATEMENT

Dear Shareholder:

The information contained herein supplements the definitive proxy statement of The Manitowoc Company, Inc. (the “Company”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2017 (the “Proxy Statement”), relating to the Company’s 2017 Annual Meeting of Shareholders, which will be held at the Holiday Inn Manitowoc, located at 4601 Calumet Avenue, Manitowoc, Wisconsin 54220, on Tuesday, May 2, 2017, at 9:00 a.m. (CDT). This supplement is being filed with the SEC, posted on www.proxydocs.com/mtw, and mailed to shareholders of record as of February 28, 2017, the record date for the 2017 Annual Meeting, beginning on or about April 10, 2017.

It recently came to the Company’s attention that the voting choices on the proxy card, website and telephone interface for proposal 4, the advisory vote related to the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, did not include the option to vote for 1 year, 2 years or 3 years. As a result, the voting options for proposal 4 have been corrected and a revised proxy card was filed with the SEC on April 7, 2017. Shareholders who originally received a copy of the proxy card by mail are being sent a revised proxy card along with this supplement. Shareholders who received an “Important Notice Regarding the Availability of Proxy Materials” are directed to visit www.proxydocs.com/mtw.

If you already voted “FOR” proposal 4, the Company will assume that you continue to support holding annual advisory votes to approve named executive officer compensation unless you complete a duly executed proxy or voting instruction bearing a later date. If you voted “AGAINST” proposal 4 and would like the Company to know your frequency preference, you will need to complete a new proxy or voting instruction, otherwise the Company will treat your vote on this proposal as an abstention. If you marked “ABSTAIN” for proposal 4, the Company will continue to treat your vote on this proposal as an abstention unless you complete a duly executed proxy or voting instruction bearing a later date.

As a reminder, the Board of Directors continues to recommend that shareholders vote:

•	FOR election of the nine directors named in the Proxy Statement for one-year terms expiring at the 2018 Annual Meeting of Shareholders;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of the Proxy Statement; and

•	For holding future advisory votes to approve the compensation of the Company’s named executive officers EVERY YEAR (i.e., “1 Year” on the proxy card or voting instruction).

This supplement does not update any other information set forth in the Proxy Statement. As a reminder, a proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the 2017 Annual Meeting.

Sincerely,

LOUIS F. RAYMOND
Vice President, General Counsel and Secretary

The date of this supplement to the Proxy Statement is April 10, 2017